           As filed with the Securities and Exchange Commission
                        on March 28, 1997.
                                   Registration No. 33-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                      GFS BANCORP, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

          Delaware                             42-1410536
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                        1025 Main Street
                     Grinnell, Iowa  50112-0030
                        (515) 236-3121
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

                        GFS Bancorp, Inc.
                      1997 Stock Option Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

                     Cynthia R. Cross, Esquire
                     Daniel L. Hogans, Esquire
                Housley Kantarian & Bronstein, P.C.
                  1220 19th Street N.W., Suite 700
                     Washington, D.C.  20036
-----------------------------------------------------------------
               (Name and Address of Agent For Service)

                        (202) 822-9611
----------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of each                       Proposed Maximum   Proposed Maximum    Amount of
class of Securities  Amount to be   Offering Price    Aggregate Offering Registration
to be registered      registered      Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value       49,435 (1)      $    (2)          $1,043,502.50(2)    $316.22
=====================================================================================

(1) Maximum number of shares issuable under the GFS Bancorp, Inc. 1997 Stock Option Plan, as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 49,435 shares are being registered hereby, of which 30,960 are under option at a weighted average exercise price of $20.875 per share ($646,290.00 in the aggregate). The remainder of such shares, which are not presently subject to option (18,475 shares), are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq SmallCap Market ("SmallCap") on March 21, 1997 of $21.50 per share ($397,212.50 in the aggregate). Therefore, the total amount of the offering being registered herein is $1,043,502.50.

/TABLE

                         PART I

           INFORMATION REQUIRED IN THE SECTION
                    10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the GFS Bancorp, Inc. 1997 Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
     GFS Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 as filed with the Commission on October, 1, 1996 (Commission File No. 0-22742).

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 as filed with the Commission on November 14, 1996 (Commission File No. 0-22742).

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996 as filed with the Commission on February 13, 1997 (Commission File No. 0-22742).

     (d) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 29, 1993 (Commission File
No. 0-22742).

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SHARES OF COMMON STOCK THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
        Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
     The Certificate of Incorporation of the Company provides that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, without reasonable cause to believe his conduct was unlawful.

     The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, the Certificate of Incorporation and Delaware law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company maintains such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
       Not Applicable.

ITEM 8.  EXHIBITS
------
     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

     1.     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

                 (i)  To include any prospectus required by
              Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Grinnell, State of Iowa, on March 21, 1997.
                        GFS BANCORP, INC.

                             /s/ Steven L. Opsal
                        By: ---------------------------
                            Steven L. Opsal
                            President and Chief Executive Officer
                            (Duly Authorized Representative)

                 POWER OF ATTORNEY

     We, the undersigned Directors of GFS Bancorp, Inc., hereby severally constitute and appoint Steven L. Opsal, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Steven L. Opsal may deem necessary or advisable to enable GFS Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration on Form S-8 of GFS Bancorp, Inc. common stock that may be awarded pursuant to the GFS Bancorp, Inc. 1997 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Steven L. Opsal shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/ Steven L. Opsal
-------------------------     President, Chief Executive     March 21, 1997
Steven L. Opsal               Officer, and Director

/s/ Katherine A. Rose
-------------------------     Senior Vice President,         March 21, 1997
Katherine A. Rose             Principal Accounting Officer,
                              and Director
/s/ LeRoy E. Meredith
-------------------------     Chairman of the Board          March 21, 1997
LeRoy E. Meredith

/s/ Theodore Mokricky
-------------------------     Vice Chairman of the Board     March 21, 1997
Theodore Mokricky

/s/ David S. Clay
-------------------------     Director                       March 21, 1997
David S. Clay


-------------------------     Director                       March __, 1997
Albert C. Eisenman

/s/ Donald H. Howig
-------------------------     Director                       March 21, 1997
Donald H. Howig

/s/ Scott A. Jensen
-------------------------     Director                       March 21, 1997
Scott A. Jensen

/s/ Thomas M. Groth
-------------------------     Director                       March 21, 1997
Thomas M. Groth
/TABLE

                             INDEX TO EXHIBITS




Exhibit      Description
-------      -----------

5            Opinion of Housley Kantarian & Bronstein, P.C.
             as to the legality of the Common Stock being registered

23.1         Consent of Housley Kantarian & Bronstein, P.C.
             (appears in their opinion filed as Exhibit 5)

23.2         Consent of Independent Certified Public
             Accountants

99.1         GFS Bancorp, Inc. 1997 Stock Option Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Stock
             Options granted under the GFS Bancorp, Inc.
             1997 Stock Option Plan